Exhibit 16.1

RSM US LLP
333 S. Garland Avenue
Suite 1410
Orlando, FL 32801, USA
October 14, 2022	O +1 407 898 2727
F +1 407 895 1335

Securities and Exchange Commission	www.rsmus.com
Washington, D.C. 20549

Commissioners:

We have read M-tron Industries Inc’s statements included under Item 4.01(a) of its Form 8-K filed on October 14, 2022 and we agree with such statements concerning our firm.

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